
                                                                    EXHIBIT 2.1

                          Agreement and Plan of Merger

                         dated as of December 19, 1999

                                     among

                          ISLE OF CAPRI CASINOS, INC.,

                                   BRDC, INC.

                                      and

                         THE SHAREHOLDERS OF BRDC, INC.
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                               TABLE OF CONTENTS

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                                                                           ----

                                   ARTICLE I

                                   The Merger

Section 1.1. The Merger...................................................  A-1
Section 1.2. Effective Time of the Merger.................................  A-1
Section 1.3. Closing......................................................  A-2
Section 1.4. Effect of the Merger.........................................  A-2
Section 1.5. Certificate of Incorporation and Bylaws of the Surviving
 Corporation..............................................................  A-2
Section 1.6. Directors and Officers of the Surviving Corporation..........  A-2
Section 1.7. Subsidiaries of the Surviving Corporation....................  A-2

                                   ARTICLE II

       Effect of the Merger on Securities of the Constituent Corporations

Section 2.1. Conversion of Securities.....................................  A-2
Section 2.2. Review of Merger Consideration Calculation...................  A-4
Section 2.3. Exchange of Certificates.....................................  A-5

                                  ARTICLE III

       Representations and Warranties of the Company and the Shareholders

Section 3.1.  Organization of the Company and its Subsidiaries............  A-5
Section 3.2.  Capitalization..............................................  A-6
Section 3.3.  Authority; No Conflict; Required Filings and Consents.......  A-6
Section 3.4.  Public Filings; Financial Statements........................  A-7
Section 3.5.  No Undisclosed Liabilities..................................  A-7
Section 3.6.  Absence of Certain Changes or Events........................  A-8
Section 3.7.  Taxes.......................................................  A-8
Section 3.8.  Real Property, Title and Related Matters.................... A-10
Section 3.9.  Title to Personal Property; Liens........................... A-11
Section 3.10. Intellectual Property....................................... A-11
Section 3.11. Agreements, Contracts and Commitments....................... A-11
Section 3.12. Litigation.................................................. A-12
Section 3.13. Environmental Matters....................................... A-12
Section 3.14. Employee Benefit Plans...................................... A-13
Section 3.15. Compliance.................................................. A-14
Section 3.16. Labor Matters............................................... A-15
Section 3.17. Insurance................................................... A-15
Section 3.18. Year 2000................................................... A-15
Section 3.19. Brokers..................................................... A-15
Section 3.20. Tax Treatment............................................... A-15
Section 3.21. Acquisition for Investment.................................. A-15
Section 3.22. Proxy Statement............................................. A-16
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                                      A-i
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                                   ARTICLE IV

                    Representations and Warranties of Buyer

Section 4.1. Organization of Buyer........................................ A-16
Section 4.2. Authority; No Conflict; Required Filings and Consents........ A-16
Section 4.3. Public Filings; Financial Statements......................... A-17
Section 4.4. Absence of Certain Changes or Events......................... A-17
Section 4.5. Litigation................................................... A-18
Section 4.6. Voting Requirements.......................................... A-18
Section 4.7. Tax Treatment................................................ A-18
Section 4.8. Opinion of Financial Advisor................................. A-18
Section 4.9. Lady Luck Waiver............................................. A-18

                                   ARTICLE V

                                   Covenants

Section 5.1.  Conduct of Business......................................... A-18
Section 5.2.  Cooperation; Notice; Cure................................... A-21
Section 5.3.  Access to Information....................................... A-21
Section 5.4.  Governmental Approvals...................................... A-21
Section 5.5.  Publicity................................................... A-22
Section 5.6.  Indemnification............................................. A-22
Section 5.7.  Further Assurances and Actions.............................. A-23
Section 5.8.  Tax-free Reorganization..................................... A-23
Section 5.9.  Loan Repayment.............................................. A-23
Section 5.10. Related Party Agreements.................................... A-23
Section 5.11. LL Bettendorf Distributions................................. A-23
Section 5.12. Other Distributions......................................... A-24
Section 5.13. Shareholder Guarantees...................................... A-24
Section 5.14. Resale Restrictions......................................... A-24
Section 5.15. Legend...................................................... A-24
Section 5.16. Proxy Statement............................................. A-24
Section 5.17. Special Meeting............................................. A-24
Section 5.18. Registration Rights......................................... A-25

                                   ARTICLE VI

                            Conditions to the Merger

Section 6.1. Conditions to Each Party's Obligation to Effect the Merger... A-25
Section 6.2. Additional Conditions to Obligations of the Shareholders and
 the Company.............................................................. A-25
Section 6.3. Additional Conditions to Obligations of Buyer................ A-26
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                                      A-ii
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                                  ARTICLE VII

                           Termination and Amendment

Section 7.1. Termination.................................................. A-26
Section 7.2. Effect of Termination........................................ A-27
Section 7.3. Fees and Expenses............................................ A-27
Section 7.4. Amendment.................................................... A-28
Section 7.5. Extension; Waiver............................................ A-28

                                  ARTICLE VIII

                                 Miscellaneous

Section 8.1. Survival of Representations, Warranties, Covenants and
 Agreements............................................................... A-28
Section 8.2. Notices...................................................... A-28
Section 8.3. Interpretation............................................... A-29
Section 8.4. Counterparts................................................. A-29
Section 8.5. Entire Agreement; No Third-Party Beneficiaries............... A-29
Section 8.6. Governing Law................................................ A-29
Section 8.7. Assignment................................................... A-29
Section 8.8. Severability; Enforcement.................................... A-30
Section 8.9. Specific Performance......................................... A-30

                            Index of Defined Terms

   The following terms have the respective meanings specified in the indicated Sections of the Agreement:

                                                Agreement
Term                                             Section
----                                           -----------
Additional Tax Distributions.................. 5.11
Adjustment Statement.......................... 2.2(a)
Aggregate Merger Consideration.................2.1(d)
Agreement .................................... Recitals
Allocated Net Income ......................... 2.1(d)
Articles of Merger............................ 1.2
BRDC, LC ..................................... Recitals
Buyer......................................... Recitals
Buyer Balance Sheet........................... 4.3(b)
Buyer Common Stock............................ 2.1(a)
Buyer Disclosure Schedule..................... Article IV
Buyer Indemnified Parties..................... 5.6(b)
Buyer Material Adverse Effect................. 4.1
Buyer SEC Reports............................. 4.3(a)
Buyer Share................................... 2.1(a)
Buyer Share Price............................. 2.1(d)
Buyer Special Meeting......................... 5.16
Buyer Stockholder Approval.................... 4.6
Calculation of Merger Consideration........... 2.1(a)
Case.......................................... 5.6(b)
Cash Distribution Amount...................... 2.1(d)
Certificate of Merger......................... 1.2
CIBC.......................................... 4.8
Closing....................................... 1.3
Closing Date.................................. 1.3
Code.......................................... Recitals
Company....................................... Recitals
Company Audited Financial Statements.......... 3.4(b)
Company Balance Sheet......................... 3.4(c)
Company Closing Balance Sheet................. 2.1(d)
Company Common Stock.......................... 2.1
Company Disclosure Schedule................... Article III
Company Indebtedness.......................... 2.1(d)
Company Indebtedness Adjustment............... 2.1(d)
Company Material Adverse Effect............... 3.1
Company Material Contracts.................... 3.11(a)
Company Underwriter........................... 5.18
DGCL.......................................... 1.1
Discretionary Distributions................... 5.11
DNR Leased Property........................... 3.8(c)
do not ever cancel............................ 3.18
Effective Time................................ 1.2
Employee Plans................................ 3.14(a)
Encumbrances.................................. 3.8(c)
Environmental Law............................. 3.13(b)
Environmental Reports......................... 3.13(a)

                                     A-iv
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
                                                                      Agreement
Term                                                                   Section
----                                                                 -----------
ERISA............................................................... 3.14(a)
ERISA Affiliate..................................................... 3.14(a)
Exchange Act........................................................ 3.3(c)
Exchange Ratio...................................................... 2.1(d)
GAAP................................................................ 2.1(d)
Gaming Laws......................................................... 3.15(a)
Governmental Approvals.............................................. 5.4
Governmental Entity................................................. 3.3(c)
Green Bridge........................................................ 3.13(a)
Hazardous Substance................................................. 3.13(b)
HSR Act............................................................. 3.3(c)
IBCA................................................................ 1.1
include, includes or including...................................... 8.3
Indebtedness........................................................ 3.11(a)
Independent Accountant.............................................. 2.2(a)
IRS................................................................. 3.7(c)
knowledge........................................................... Article III
Lady Luck........................................................... Recitals
Lady Luck Merger Agreement.......................................... Recitals
Lady Luck SEC Reports............................................... 3.4(b)
Lady Luck Transaction............................................... Recitals
Liens............................................................... 3.1
LLB Closing Statement of Operations................................. 2.1(d)
LL Bettendorf....................................................... Recitals
LL Bettendorf Statement of Changes in Members Equity................ 2.1(d)
Losses.............................................................. 5.6(a)
made available...................................................... 8.3
Merger.............................................................. Recitals
Merger Consideration................................................ 2.1(a)
Multiemployer Plan.................................................. 3.14(e)
Net Adjustment Amount............................................... 2.1(d)
Notifying Party..................................................... 5.4(a)
Outside Date........................................................ 7.1(b)
Owned Real Property................................................. 3.8(c)
PBGC................................................................ 3.14(f)
Permits............................................................. 3.15(a)
Permitted Distributions............................................. 5.11
Permitted Encumbrances.............................................. 3.8(c)
prohibited transactions............................................. 3.14(c)
Proxy Statement..................................................... 5.15
Purchase Agreement.................................................. 5.6(d)
SEC................................................................. 3.3(c)
Securities Act...................................................... 4.3(a)
Services............................................................ 3.18
Settlement Amount................................................... 2.2(a)
Settlement Amount Certificate....................................... 2.2(a)
Settlement Date..................................................... 2.2(c)
Shareholder Indemnified Parties..................................... 5.6(a)
Shareholders........................................................ Recitals
single employer..................................................... 3.14(a)

                                      A-v
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
                                       Agreement
Term                                    Section
----                                   ---------
strategic alliances................... 3.11(a)
Subsidiary............................ 3.1
Surviving Corporation................. 1.1
Tax or Taxes.......................... 3.7(a)
Terminating Buyer Breach...............7.1(e)
Terminating Company Breach............ 7.1(d)
the date hereof....................... 8.3
the date of this Agreement............ 8.3
Total Securities...................... 5.18
Transactions.......................... Recitals
Unreimbursed Amounts.................. 5.6(c)
Voting Debt........................... 3.2(c)
Welfare Plan.......................... 3.14(g)
without limitation.................... 8.3
Year 2000 Ready....................... 3.18

                         AGREEMENT AND PLAN OF MERGER

   Agreement and Plan of Merger (the "Agreement"), dated as of December 19, 1999, by and among Isle of Capri Casinos, Inc., a Delaware corporation ("Buyer"), BRDC, Inc., an Iowa corporation (the "Company"), and Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein and Irene S. Goldstein (collectively, the "Shareholders").

   Whereas, the Company, through its wholly owned subsidiary Bettendorf Riverfront Development Company, L.C., an Iowa limited liability company ("BRDC, LC"), owns 50% of the membership interests of Lady Luck Bettendorf, L.C., an Iowa limited liability company ("LL Bettendorf");

   Whereas, Buyer and Lady Luck Gaming Corporation ("Lady Luck") have entered into an Agreement and Plan of Merger (the "Lady Luck Merger Agreement"), pursuant to which Lady Luck would become a wholly owned subsidiary of Buyer (the "Lady Luck Transaction");

   Whereas, upon the closing of the Lady Luck Transaction (the consummation of which is subject to various conditions precedent) and subject to the terms and conditions set forth herein, Buyer desires to acquire from the Shareholders, and the Shareholders desire to transfer to Buyer, all of the outstanding capital stock of the Company;

   Whereas, the Board of Directors of the Company has determined that the merger of the Company with and into Buyer, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, the Company and the Shareholders;

   Whereas, the Board of Directors of Buyer, acting through a special committee thereof, has determined that the Merger is fair to, and in the best interests of, Buyer and its stockholders.

   Whereas, the Boards of Directors of Buyer and the Company and the Shareholders have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby (the "Transactions"); and

   Whereas, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

   Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

   Section 1.1. The Merger. Upon the terms and subject to the provisions of this Agreement and in accordance with Section 490.1101 of the Iowa Business Corporation Act ("IBCA") and Section 252 of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Buyer. As a result of the Merger, the separate corporate existence of the Company shall cease and Buyer shall continue as the surviving corporation (the "Surviving Corporation").

   Section 1.2. Effective Time of the Merger. Subject to the provisions of this Agreement (including Section 7.1 hereof), a certificate of merger (the "Certificate of Merger") and articles of merger ("Articles of Merger") with respect to the Merger in appropriate form shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable, for filing, as provided in the DGCL and IBCA, as applicable, as early as practicable on the Closing

Date (as defined in Section 1.3). The Merger shall become effective at the later of the date of filing of the Certificate of Merger or the Articles of Merger (the "Effective Time").

   Section 1.3. Closing. The closing of the Merger (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Buyer and the Company, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI and on the closing date of the Lady Luck Transaction (the "Closing Date"), unless another date is agreed to by Buyer and the Company.

   Section 1.4. Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the IBCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation and Bylaws of the Buyer in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

   Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Buyer immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

   Section 1.7. Subsidiaries of the Surviving Corporation. The Surviving Corporation may undertake transactions having the effect of reorganizing the structure of the Subsidiaries of the Company from time to time after the Effective Time provided that such transactions shall not disqualify the Merger as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

                                  ARTICLE II

                     Effect of the Merger on Securities of
                         the Constituent Corporations

   Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following:

     (a) Company Common Stock. Each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled and retired in accordance with Section 2.1(b)), together with all rights in respect thereto, shall be converted into and become exchangeable for the number of shares of Buyer Common Stock, par value $0.01 per share ("Buyer Common Stock") (each share of Buyer Common Stock, a "Buyer Share," and collectively, the "Buyer Shares"), as calculated by the Exchange Ratio (as defined in Section 2.1(d)) (the "Merger Consideration"); provided however, that the number of shares of Buyer Common Stock issued shall not exceed 6,300,000 shares as provided for in Section 5.11. The Company shall deliver to Buyer at or before the Closing its good faith estimate of the calculation of Merger Consideration prepared consistent with the terms defined in Section 2.1(d) (the "Calculation of Merger Consideration") and the number of Buyer Shares issued and delivered at Closing shall be based upon such estimate. Fractional shares shall not be issued, and each Shareholder shall receive in exchange for each tendered share of Company Common Stock the nearest number of whole Buyer Shares determined by the Exchange Ratio. As of the Effective Time, all shares of Company Common Stock upon which the Merger Consideration is payable

  ]pursuant to this Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the Merger Consideration in exchange for such shares upon the surrender of such certificate in accordance with Section 2.3.

     (b) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Buyer Common Stock, as applicable), reorganization, recapitalization or any other like change with respect to Company Common Stock or Buyer Common Stock occurring after the date hereof and prior to the Effective Time.

     (d) As used in this Section 2.1, the following terms shall have the following meanings:

       "Exchange Ratio" shall mean the quotient of the Aggregate Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Closing.

       "Aggregate Merger Consideration" shall mean 6,210,000 shares of Buyer Common Stock as increased (if the Net Adjustment Amount is positive) or decreased (if the Net Adjustment Amount is negative) by the quotient of the Net Adjustment Amount divided by the Buyer Share Price.

       "Net Adjustment Amount" shall mean (i) the Allocated Net Income, minus (ii) the Company Indebtedness Adjustment, minus (iii) the Cash Distribution Amount.

       "Allocated Net Income" shall be equal to one-half of the net income of LL Bettendorf from October 1, 1999 through and including the Effective Time as derived from the LLB Closing Statement of Operations.

       "LLB Closing Statement of Operations" shall mean the consolidated statement of operations of LL Bettendorf and its subsidiary for the period from October 1, 1999 through and including the Effective Time which shall be prepared by LL Bettendorf in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the LL Bettendorf Statement of Operations for the year ended December 31, 1998.

       "Company Indebtedness Adjustment" shall be the difference between
    (i) the Company Indebtedness and (ii) $10,200,000, it being understood that if the Company Indebtedness is less than $10,200,000, the Company Indebtedness Adjustment shall be a negative number.

       "Company Indebtedness" shall mean the total indebtedness of the Company and BRDC, LC at the Effective Time as derived from the Company Closing Balance Sheet and shall not include any indebtedness of LL Bettendorf.

       "Company Closing Balance Sheet" shall mean the consolidated balance sheet of the Company which shall be prepared by the Company in accordance with GAAP applied on a basis consistent with the Company Audited Financial Statements for the year ended December 31, 1998 as of the Effective Time.

       "Cash Distribution Amount" shall be equal to the sum of all amounts distributed by LL Bettendorf to BRDC, LC after September 30, 1999 through and including the Effective Time (excluding payments of rent and management fees under existing agreements) as reflected on the Company Statement of Shareholders' Equity.

       "LL Bettendorf Statement of Changes in Members' Equity" shall mean the consolidated statement of changes in members' equity of LL Bettendorf which shall be prepared as of the Effective Time in accordance with GAAP applied on a basis consistent with the audited balance sheet of LL Bettendorf as of December 31, 1998 for the period from October 1, 1999 through the Effective Time which shall set forth all distributions to its members.

       "Buyer Share Price" shall be equal to $9.486 per share (the average per share closing price of the Buyer's Common Stock as quoted on the Nasdaq Stock Market for the forty-five (45) Nasdaq Stock Market trading days ended September 22, 1999).

   Section 2.2. Review of Merger Consideration Calculation.

   (a) The Shareholders shall deliver to Buyer their final Calculation of Merger Consideration prepared consistent with the terms defined in Section 2.1(d) within 30 days of the Effective Time. The Buyer shall have until 30 days after receipt of the Calculation of Merger Consideration to review the Calculation of Merger Consideration prepared by the Shareholders and propose any adjustments thereto, but only on the basis that the Calculation of Merger Consideration was not made on the basis provided for in Section 2.1(d), including, without limitation, that the LLB Closing Statement of Operations and Company Closing Balance Sheet were not prepared in accordance with GAAP, consistently applied. All adjustments proposed by the Buyer to the Calculation of Merger Consideration shall be set out in detail in a written statement delivered to the Shareholders (the "Adjustment Statement"). If within 30 days after receipt by the Buyer of the Calculation of Merger Consideration, the Shareholders have not received an Adjustment Statement from the Buyer, the Calculation of Merger Consideration delivered by the Shareholders shall be final and binding on the parties. If the Shareholders receive an Adjustment Statement from Buyer during such 30 day period, the Shareholders and the Buyer shall use reasonable efforts to resolve the differences, but if a final resolution thereof is not obtained within 30 days after the Buyer delivers to the Shareholders the Adjustment Statement, Buyer and the Shareholders shall promptly retain Deloitte & Touche LLP or another nationally recognized independent accounting firm acceptable to both the Shareholders and Buyer (the "Independent Accountant") to resolve any remaining disputes related to the Adjustment Statement. Either the Shareholders or Buyer may retain the Independent Accountant upon the expiration of such 30-day period. If the Independent Accountant is retained, then (i) the Shareholders and Buyer shall each submit to the Independent Accountant in writing not later than 15 days after the Independent Accountant is retained their respective positions with respect to the Adjustment Statement, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, (ii) the Independent Accountant shall, within 30 days after receiving the positions of both the Shareholders and Buyer and all supplementary supporting documentation requested by the Independent Accountant or if such information is not received, 30 days after the Independent Accountant's written request, render its decision as to the disputed items, which decision shall be final and binding on, and nonappealable by, the Shareholders and Buyer. The fees and expenses of the Independent Accountant shall be paid one half by Buyer and one half by the Shareholders. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final amount of the Merger Consideration and the Settlement Amount (the "Settlement Amount Certificate"). The Calculation of Merger Consideration shall be deemed to include all proposed adjustments not disputed by the Buyer and those adjustments accepted or made by the decision of the Independent Accountant in resolving the disputed items (the "Settlement Amount").

   (b) On or before the Settlement Date (as hereinafter defined), either:

     (i) If the Settlement Amount is greater than zero, Buyer shall deliver the Settlement Amount in Buyer Shares (the number of Buyer Shares determined by dividing the Settlement Amount by the Buyer Share Price) to the Shareholders; or

     (ii) If the Settlement Amount is less than zero, Buyer shall make a claim against the Buyer Shares distributed to the Shareholders (the number of Buyer Shares determined by dividing the Settlement Amount by the Buyer Share Price) and the Shareholders shall tender to the Buyer such number of Buyer Shares.

   (c) "Settlement Date" shall mean the following, as the case may be:

     (i) If Buyer has not timely delivered an Adjustment Statement to the Shareholders, 30 days after the date Buyer receives the Calculation of Merger Consideration;

     (ii) If the Shareholders and Buyer have any disputes regarding the Adjustment Statement and resolve those disputes, five business days after such resolution;

     (iii) Subject to clause (ii) above, if the Independent Accountant has been retained, five business days after the date of the Independent Accountant's decision; or

       (iv) Such other date as may be agreed between the Shareholders and Buyer.

   Section 2.3. Exchange of Certificates. At the Closing, (a) the Shareholders shall deliver to Buyer certificates representing shares of Company Common Stock, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer and (b) Buyer shall deliver to each Shareholder a Certificate representing the number of whole shares of Buyer Common Stock that such Shareholder is entitled to receive pursuant to Section 2.1(a).

                                  ARTICLE III

      Representations and Warranties of the Company and the Shareholders

   The Company and the Shareholders jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company and the Shareholders to Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). Any reference in the Agreement to the "Company's knowledge" or the "Company's best knowledge," or to "the best of the Company's knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of (i) the Shareholders and (ii) Robert G. Ellis and Michael L. Sampson. The Company Disclosure Schedule has been prepared based upon the foregoing definition.

   Section 3.1. Organization of the Company and its Subsidiaries. The Company and each of its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to carry on its business as now being conducted and as will be conducted until the Effective Time. Each Subsidiary of the Company is listed on Section 3.1 of the Company Disclosure Schedule. The Company and each of its Subsidiaries are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and each of its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to Buyer a true and correct copy of the Articles of Incorporation and bylaws of the Company and the Articles of Incorporation, or Articles of Organization and Operating Agreement of each of its Subsidiaries, in each case as amended to the date of this Agreement. Assuming the receipt of all regulatory approvals required to be obtained by Buyer, the respective organizational documents of the Company and each of its Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Buyer, following the Effective Time, from owning or operating the business conducted by the Company and its Subsidiaries on the same basis as such business has been operated to the date hereof by the Company and its Subsidiaries. Except as set forth on the Company Disclosure Schedule, all the outstanding shares of capital stock of, or membership or other equity interests in, each of the Company's Subsidiaries, which are owned by the Company or its Subsidiaries, have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, security interests and rights of others of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction not set forth in the organizational documents (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or interests). As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and for the avoidance of doubt the term "Subsidiary" includes, in the case of the Company, BRDC, LC, LL Bettendorf and Lady Luck Bettendorf Marina Corporation.

   Section 3.2. Capitalization.

   (a) The authorized capital stock of the Company consists entirely of 10,000 shares of Common Stock, with no par value per share. As of the date hereof, 400 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. The Company directly owns 100% of the membership interests in BRDC, LC. As of the date hereof, BRDC, LC owns 50% of LL Bettendorf's outstanding membership interests, and all such membership interests owned by BRDC, LC are validly issued, fully paid and nonassessable. LL Bettendorf has a single Subsidiary, Lady Luck Bettendorf Marina Corporation.

   (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of or membership interests in or the capital stock or ownership interests of any other entity or to provide funds to or make any investment in an amount greater than $100,000 in the aggregate (in the form of a loan, capital contribution or otherwise) in any other entity, other than guarantees of bank obligations or indebtedness for borrowed money of a wholly owned Subsidiary entered into in the ordinary course of business. All of the outstanding shares of capital stock or other ownership interests of each of the Company=s Subsidiaries, which are owned by the Company or its Subsidiaries, are duly authorized, validly issued, fully paid and nonassessable and all such shares and ownership interests are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or interests).

   (c) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) in connection with the Transactions ("Voting Debt" of the Company or any of its Subsidiaries that are issued and outstanding, other than the debt securities or other indebtedness set forth in Section 3.2(c) of the Company Disclosure Schedule. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, (i) there are no shares of capital stock of any class of the Company or any equity interests of any of its Subsidiaries, or any security exchangeable into or exercisable for such capital stock or equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company or equity interests of any of the Company's Subsidiaries.

   Section 3.3. Authority; No Conflict; Required Filings and Consents.

   (a) The Shareholders and the Company have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders and the Company have been duly authorized by all necessary corporate action on the part of the Company (including a unanimous vote of the Shareholders) and the Shareholders. This Agreement has been duly executed and delivered by the Shareholders and the Company and constitutes the valid and binding obligation of the Shareholders and the Company, enforceable against the Shareholders and the Company in accordance with its terms.

   (b) Other than as disclosed in Section 3.3(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Shareholders and the Company do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or bylaws of Company, Operating Agreement or comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Shareholders, the Company or any of the Company's Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c) or on the Company Disclosure Schedule as referred to therein, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or (y) would not prevent or materially delay the consummation of the Transactions.

   (c) Except as disclosed in Section 3.3(c) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required of the Company or the Shareholders in connection with the execution and delivery of this Agreement, the consummation of the Transactions contemplated hereby or the operation of the business as presently conducted by LL Bettendorf from and after the date hereof through the Effective Time, except for (i) the filing of pre-merger notification reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Certificate of Merger and Articles of Merger with respect to the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable,
(iii) the filing by Buyer of the Proxy Statement (as such term is defined in Section 5.15(a) below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) any approvals and filing of notices required under any gaming industry regulation applicable to Buyer, (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Transactions.

   Section 3.4. Public Filings; Financial Statements.

   (a) None of the Company or any of its Subsidiaries is required to file forms, reports and documents with the SEC.

   (b) The balance sheets of the Company as of December 31, 1997 and 1998 and the related statements of operations, retained earnings and cash flows for the years then ended, audited by McGladrey & Pullen, LLP (the "Company Audited Financial Statements") present fairly the financial position of the Company in accordance with GAAP, consistently applied.

   (c) The unaudited balance sheet (the "Company Balance Sheet") of the Company at September 30, 1999 and the related unaudited statements of operations and retained earnings for the twelve month period then ended present fairly the financial position of the Company in accordance with GAAP, consistently applied, subject to normal recurring year-end adjustments and the absence of notes (that if presented, would not differ materially from those included in the Company Audited Financial Statements).

   Section 3.5. No Undisclosed Liabilities. Except as set forth on the Company Balance Sheet and in Section 3.5 of the Company Disclosure Schedule and except for liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, the Company and its

Subsidiaries do not have any liabilities accrued, contingent or otherwise, and whether due or to become due, required to be reflected in financial statements, including the notes thereto in accordance with GAAP, consistently applied.

   Section 3.6. Absence of Certain Changes or Events. Except as disclosed in
Section 3.6 of the Company Disclosure Schedule, from the date of the Company Balance Sheet through the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (a) any event, series of events, condition or series of conditions that has had, or could reasonably be expected to have, a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its Subsidiaries' membership interests or other equity interests; (c) any split, combination or reclassification of any of its membership interests or other equity interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, its membership interests; (d) (i) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice, (ii) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any options, (iii) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any increase in severance or termination pay; or (iv) any entry by the Company or its Subsidiaries into any employment, severance or termination agreement with any of its managers, officers or other employees, consultants or independent contractors; (e) any change in accounting methods, principles or practices of the Company or its Subsidiaries, except insofar as may have been required by a change in GAAP;
(f) any Tax election that individually or in the aggregate would have a Company Material Adverse Effect; or (g) any settlement of pending or threatened litigation involving the Company or any of its Subsidiaries (whether brought by a private party or a Governmental Entity).

   Section 3.7. Taxes.

   (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

   (b) The Company and its Subsidiaries have: (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), and such Tax returns and reports (taking into account all amendments thereto) are true, correct and complete in all material respects; (ii) paid all Taxes due and payable; (iii) provided for in its books of account all Taxes that are not yet due and payable that have accrued with respect to or are applicable to the periods ended on and including the Effective Time; and (iv) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

   (c) Except as set forth in Section 3.7(c) of the Company Disclosure Schedule, no Tax return of the Company or any of its Subsidiaries is under examination by the Internal Revenue Service (the "IRS") or any other taxing authority, and neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the Company's knowledge, is threatening to assert any claims for Taxes. No material issues relating to Taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

   (d) The Company and its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. None of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

   (e) None of the Company or any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign Tax law) other than a group the common parent of which is the Company.

   (f) None of the Company or any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes of any predecessor entity.

   (g) Except as disclosed in Section 3.7(g) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a Tax period prior to the Effective Time but that was not recognized in any such prior Tax period as a result of the installment method of accounting, the completed contract or percentage contract methods of accounting (including the look-back method under Section 460(b)(2) of the Code), the cash method of accounting or Section 481 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason.

   (h) Except as disclosed in Section 3.7(h) of the Company Disclosure Schedule, (i) there are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax returns required to be filed with respect to the Company or any of its Subsidiaries, (ii) none of the Company nor any of its Subsidiaries, nor any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of its Subsidiaries is or has ever been a member, has requested any extension of time within which to file any Tax return, which return has not yet been filed, and (iii) no power of attorney with respect to any Taxes has been executed or filed with any taxing authority by or on behalf of the Company or any of its Subsidiaries.

   (i) Buyer shall not be required to withhold any amounts from the Merger Consideration pursuant to Section 1445 of the Code and the regulations thereunder.

   (j) Except for the Company's interest in LL Bettendorf and BRDC, LC or as otherwise disclosed in Section 3.7(j) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

   (k) Neither of the Company, nor any of its Subsidiaries has made or become obligated to make, and will not as a result of any event connected with the Transactions, become obligated to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

   (l) The Company has been a validly electing S Corporation within the meaning of Sections 1361 and 1362 of the Code and any similar provisions of state or local law at all times during its existence and the Company will be an S corporation up to and including the day before the Effective Time.

   (m) Each of BRDC, LC and LL Bettendorf (and any predecessor of BRDC, LC or LL Bettendorf) has been treated as a partnership or disregarded entity and not as an association taxable as a corporation or as a "publicly traded partnership" for federal, state and local income tax purposes at all times during its existence and will continue to be so treated up to and including the Effective Time. No election has been made pursuant to Treasury

Regulations Sections 301.7701-1 through 301.7701-3, or any comparable provision of state or local law, to treat BRDC, LC or Bettendorf LC as an association taxable as a corporation.

   Section 3.8. Real Property, Title and Related Matters.

   (a) Section 3.8(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of (i) all material contracts or agreements (including leases, ground leases, licenses, options and other agreements) relating to Owned Real Property (as defined below) and all material contracts or agreements (including leases, ground leases, licenses, options and other agreements) relating to the DNR Leased Property (as defined below) in which the Shareholders, the Company, BRDC, LC or their respective affiliates are a party, and (ii) a brief description of each piece of Owned Real Property. The Company or one of its Subsidiaries, as the case may be, has good and marketable title to all Owned Real Property and to all fixtures thereon, free and clear of any Encumbrances (as defined below), except for Permitted Encumbrances (as defined below). The Company does not lease any real property. The only real property leased by BRDC, LC is the DNR Leased Property. BRDC, LC has the right to quiet enjoyment of the DNR Leased Property for the full term of the lease in accordance with the terms of such lease. Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, there are no rights or options of any third party to acquire any of the Owned Real Property or any ownership therein.

   (b) Each lease or other contract referred to in Section 3.8(b) of the Company Disclosure Schedule, relating to Owned Real Property and the DNR Leased Property is a valid contract or agreement enforceable against the Company or one of its Subsidiaries, as the case may be, in accordance with its terms and, to the Company's knowledge, against the other parties thereto. None of the Company or any of its Subsidiaries is in material default, nor has any of them received any written notice alleging that it or they are in material default, under the leases, ground leases, subleases, licenses, options or other agreements set forth in Section 3.8(b) of the Company Disclosure Schedule relating to Owned Real Property and the DNR Leased Property. To the Company's knowledge, no other party to any such leases, ground leases, licenses, options or other agreements is in material default thereunder.

   (c) As used in this Section 3.8, the following terms shall have the following meanings:

   "Encumbrances" means all leases, mortgages, liens, pledges, charges, options, encumbrances or defects of title of any kind or character.

   "DNR Leased Property" means certain real estate on the Mississippi River bottom leased from Iowa Department of Natural Resources pursuant to that certain State of Iowa Department of Natural Resources lease of record known as Lease No. 87-R.

   "Owned Real Property" means all of the real property owned by the Company or BRDC, LC, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and personal property attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

   "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Encumbrances that are disclosed in Section 3.8(a) of the Company Disclosure Schedule, (ii) liens for Taxes, assessments, fees and other governmental charges or levies which are not yet due, payable or delinquent,
(iii) such survey exceptions or reciprocal easement agreements that would not prevent the Company or any Subsidiary from continuing to conduct the business conducted by LL Bettendorf currently conducted and which would not have a Company Material Adverse Effect, (iv) the provisions of any federal, state or local law, ordinance or regulation, provided the same are not violated by the current use of the property, (v) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business, securing obligations that are not in excess of $50,000 in the aggregate at any time,
(vi) pledges or deposits to
secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (vii) Encumbrances securing obligations of LL Bettendorf which are discussed in Section 3.8(a) of the Company Disclosure Statement, and (viii) Encumbrances securing the Company Indebtedness, which are discussed in Section 3.8(a) of the Company Disclosure Statement.

   Section 3.9. Title to Personal Property; Liens. Each of the Company and its Subsidiaries has good and valid title to, or an adequate leasehold interest in, its respective material tangible personal properties and assets (including all riverboats, buildings and related fixtures and equipment operated by LL Bettendorf and its Subsidiary) in order to allow each of them to conduct, and to continue to conduct through the Effective Time, its respective businesses as and where currently conducted. Section 3.9 of the Company Disclosure
Schedule is a full and complete list of all leases, licenses and similar agreements relating to all material tangible personal property used by the Company and its Subsidiaries in the conduct of their respective businesses that is not owned by them. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, all such material tangible personal assets and properties are sufficiently free of Liens to allow the Company and its Subsidiaries to conduct, and to continue to conduct, their respective businesses as currently conducted, and the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would have a Company Material Adverse Effect.

   Section 3.10. Intellectual Property. Section 3.10 of the Company Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by the Company or its Subsidiaries, and (ii) trademark, service mark and trade name license agreements to which the Company or its Subsidiaries is a party or pursuant to which the business of the Company and its Subsidiaries is conducted. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, to the Company's knowledge, all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights used in connection with the businesses of the Company and its Subsidiaries as currently conducted are without material restrictions or material conditions on use, and do not conflict with the intellectual property rights of others which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

   Section 3.11. Agreements, Contracts and Commitments.

   (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $50,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract or other instrument relating to any merger, consolidation, business combination, share exchange or business acquisition, or for the purchase, acquisition, sale or disposition of any material assets, of the Company or any of its Subsidiaries, (iv) agreement, contract or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationship, etc.), (v) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by the Company or any of its Subsidiaries, (vi) any contract, agreement or other instrument having as a party a partnership, joint venture or limited liability company in which the Company or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses
(i), (iii), (iv) or (v) if the Company or any such Subsidiary were a party to such contract, agreement or other instrument, (vii) any other contract, agreement or commitment that requires annual or remaining payments in excess of $50,000 after the date hereof or (viii) any other contract, agreement or commitment that requires annual or remaining payments in excess of $50,000 and that is not cancelable by the Company or one of its Subsidiaries without penalty on 30 days' notice or less (collectively, the "Company Material Contracts"). The term "Indebtedness" as used herein means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business), and (D) guarantees of any of the foregoing.
Section 3.11(a) of the Company Disclosure Schedule lists all contracts, agreements, other instruments or commitments, written or oral, between the Company and any of its Subsidiaries and the Shareholders, any officer or director of the Company or any of their affiliates or family members, which shall continue to be binding on the Surviving Corporation or any of its Subsidiaries.

   (b) Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, as of the date of this Agreement, to the Company's knowledge, (i) each of the Company Material Contracts is valid and binding upon the Company or its Subsidiaries that is party thereto (and on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Material Contracts, whether or not such breach, violation or default has been waived which will have a Company Material Adverse Effect, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute such a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the Company Material Contracts which will have a Company Material Adverse Effect.

   Section 3.12. Litigation. Except as specifically disclosed in Section 3.12 of the Company Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against or affecting the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened against or affecting, the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that is not fully covered by insurance; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

   Section 3.13. Environmental Matters.

   (a) The Company, BRDC, LC and the Shareholders have delivered to Buyer all environmental reports related to any property owned, leased or operated by the Company or its Subsidiaries in their possession or prepared on their behalf (the "Environmental Reports"). Except as disclosed in the Environmental Reports and in Section 3.13(a) of the Company Disclosure Schedule: (i) the Company and BRDC, LC have complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) to the Company's knowledge neither the Company nor BRDC, LC is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither the Company, BRDC, LC nor Green Bridge Company ("Green Bridge") has released any Hazardous Substance in violation of any Environmental Law; (iv) neither the Company nor BRDC, LC has received any notice, demand, letter, claim or request for information alleging that the Company or any Subsidiary may be in violation of or liable under any Environmental Law; (v) neither the Company nor BRDC, LC is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances and (vi) there are no Hazardous Substances (as defined in Section 3.13(b) on, in or under the Owned Real Property (including soils, groundwater, surface water, buildings or other structures) which are required to be removed or remediated by, or which give rise to liability under, any Environmental Laws.

   (b) As used in Section 3.13, the following terms shall have the following meanings:

   "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, binding opinion, applicable common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, or natural resources (including rivers and other waterways), (B) the handling, generation, storage, transfer, emission, discharge, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, wetlands, pollution, or contamination.

   "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

   Section 3.14. Employee Benefit Plans.

   (a) Section 3.14(a) of the Company Disclosure Schedule contains a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment, retention, change of control and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which, together with the Company or any of its Subsidiaries, would be deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of the Company or any of its Subsidiaries (together, the "Employee Plans").

   (b) The Shareholders and the Company have delivered or made available to Buyer all documents related to the Employee Plans, including, without limitation: (i) true and complete copies of all Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) detailed summaries of all unwritten Employee Plans,
(iii) true and complete copies of the most recent financial statements and actuarial reports with respect to all Employee Plans for which financial statements or actuarial reports are required or have been prepared, (iv) the most recent determination letter from the IRS (if applicable) for any such Employee Plan, and (v) true and complete copies of any filing with or report to any Governmental Entity with respect to any Employee Plan made by the Company or any of its Subsidiaries during the twenty-four months prior to the date of this Agreement, including, without limitation, annual reports for Employee Plans, and a copy of any correspondence to the Company or any of its Subsidiaries from any Governmental Entity with respect to any such Employee Plan during such period.

   (c) To the Company's knowledge, all Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Employee Plans that could subject the Company or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA. Section 3.14(c) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding loans from the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant.

   (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, any Employee Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, has received a favorable determination letter from the IRS covering any provision for which the remedial amendment period (within the meaning of Section 401(b) of the Code) has not expired, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect or result in the imposition of material excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Employee Plan. All contributions or other amounts payable with respect to each Employee Plan have been paid or accrued in accordance with GAAP, ERISA, the Code and the terms of each such plan.

   (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any ERISA Affiliate
(i) at any time in the past has had a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan"), or (ii) at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code. As of the date of this Agreement, no Employee Plan is subject to Title IV of ERISA and no Employee Plan is a Multiemployer Plan.

   (f) There are no pending, nor to the Company's knowledge, any threatened or anticipated claims by or on behalf of any Employee Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Plan, alleging any breach of fiduciary duty on the part of the Company or any of its Subsidiaries or any of their officers, directors, managers or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable laws. The Employee Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

   (g) With respect to any Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction, and (ii) any Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects with all of the requirements of ERISA and Section 4980B of the Code. No welfare benefit fund (within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) has been established or maintained in connection with a Welfare Plan.

   Section 3.15. Compliance.

   (a) Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries, and each of their respective directors, managers, officers, persons performing management functions similar to officers, general managers, employees, suppliers and consultants, hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916, Certificates of Inspection issued by the US Coast Guard and permits and approvals issued by the United States Army Corps of Engineers and pursuant to the Gaming Laws (as defined below)), necessary to own, manage and conduct the businesses and operations of the Company and its Subsidiaries as currently conducted, each of which is in full force and effect, and no notice of revocation has been received in respect thereof (the "Permits"). Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, to the Company's knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity which will have a Company Material Affect. Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the business of the Company or its Subsidiaries is pending or, to the Company's best knowledge, threatened, nor has any Governmental Entity indicated any intention to conduct the same.

   (b) As used herein, the term "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or its Subsidiaries, including any applicable state gaming law and any federal or state laws relating to currency transactions.

   (c) Except as disclosed in Section 3.15(c) of the Company Disclosure Schedule, to the Company's knowledge, (i) neither the Company nor any Subsidiary, nor any manager, officer, key employee or partner of the Company, or any Subsidiary, has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of, any Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more; (ii) there are no facts, which, if known to the regulators under the Gaming Laws, could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or any officer, director or other person performing management functions similar to an officer or partner, under any Gaming Laws; and (iii) neither the Company nor any Subsidiary has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Gaming Laws.

   Section 3.16. Labor Matters. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, (i) there are no proceedings pending between the Company or any of its Subsidiaries and any of their respective employees before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity; (ii) to the best knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither the Company nor any of its Subsidiaries has received notice of any alleged unfair labor practice charges and/or complaints pending against the Company or its Subsidiaries or any of their respective representatives or employees before the National Labor Relations Board or any current union representation questions involving employees of the Company or its Subsidiaries; (iv) to the Company's knowledge, the Company's and its Subsidiaries' employment policies and practices comply in all material respects with applicable law; and (v) there is no strike, slowdown, work stoppage, labor dispute or lockout or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are parties to any collective bargaining agreements or other labor union contracts applicable to individuals employed or previously employed by the Company or any of its Subsidiaries and, except as disclosed in Section 3.16 of the Company Disclosure, no collective bargaining agreement or labor union contract is being negotiated by the Company or its Subsidiaries.

   Section 3.17. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or its Subsidiaries are listed on
Section 3.17 of the Company Disclosure Schedule. At the Effective Time, all such insurance policies, or replacements thereof, will be outstanding and duly in force. To the Company's knowledge, no notice of termination or non-renewal of any such insurance policy has been received by the Company or its Subsidiaries.

   Section 3.18. Year 2000. The Company has conducted an initial review of whether its systems, processes, products, equipment and services are Year 2000 Ready. The Company has provided to Buyer all reports prepared by it or its outside consultants regarding the Company's Year 2000 Readiness. "Year 2000 Ready" means that the systems, processes, products, equipment and services of the Company (including any software embedded in any products) ("Services") will correctly identify, recognize and process four-digit year dates, and the Services will: (a) continue to function properly with regard to dates before, during and after the transition to year 2000, including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions; (b) accurately perform calculations and comparisons on dates that span centuries; (c) accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (d) properly sort and sequence dates that span centuries; (e) understand that the year 2000 starts on a Saturday; (f) recognize that February 29, 2000 is a valid date and that the year 2000 has 366 days; (g) prohibit use of date fields for any purpose other than to store valid dates; (h) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (i) comply with and conform to the specifications of American National Standard ANSI X3.30-1985, Representation for Calendar Date and Ordinal Date for Information Interchange. The Company has made no express or implied warranties regarding its Year 2000 Readiness or any of its Services, except as disclosed in Section 3.18 of the Company Disclosure Schedule.

   Section 3.19. Brokers. None of the Shareholders, the Company, any of the Company's Subsidiaries, or any of their respective managers, officers or employees has employed any broker, financial advisor or finder, or incurred any liability for any brokerage fees, commissions, finder's or other fees, in connection with the transactions contemplated by this Agreement.

   Section 3.20. Tax Treatment. None of the Shareholders, the Company, or any of the Company's Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

   Section 3.21. Acquisition for Investment. Each Shareholder is acquiring shares of Buyer Common Stock to be issued in the Merger for investment for his or her own account and not with a view to, or for sale in connection with, any distribution thereof, except for distributions made in compliance with the requirements of the Securities

Act. Each Stockholder is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act) and (either alone or together with his or her advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Buyer Common Stock and is capable of bearing the economic risks of such investment.

   Section 3.22. Proxy Statement. The information related to the Company and its Subsidiaries and its Shareholders (other than related to pro forma financial statements or other forward looking information or projections) supplied by the Company and the Shareholders for inclusion in the Proxy Statement (as defined in Section 5.15(a)) pursuant to Items 5 and 14 of
Schedule 14A promulgated by the SEC under the Exchange Act, shall not, on the date the Proxy Statement is first mailed to stockholders of Buyer, at the time of the Buyer Special Meeting (as defined in Section 5.16) and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Special Meeting which has become false or misleading.

                                  ARTICLE IV

                    Representations and Warranties of Buyer

   Buyer represents and warrants to the Shareholders and the Company that the statements contained in this Article IV are true and correct, except as set forth herein and in the disclosure schedule delivered by Buyer to the Shareholders and the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). Any reference in this Agreement to Buyer's "knowledge" or "best knowledge," or to "the best of Buyer's knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of the corporate officers of Buyer for all purposes, after having made due inquiry. The Buyer Disclosure Schedule has been prepared based upon the foregoing definition.

   Section 4.1. Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and bylaws of Buyer, in each case as amended to the date of this Agreement, are included as exhibits to the Buyer SEC Reports (as defined herein).

   Section 4.2. Authority; No Conflict; Required Filings and Consents.

   (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

   (b) Other than as disclosed in Section 4.2(b) of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or bylaws of Buyer or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both), a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer is a party or by which it or any of its or its Subsidiaries' properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect, or (y) would not impair or materially delay the consummation of the Transactions.

   (c) Except as disclosed in Section 4.2(c) of the Buyer Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger and Articles of Merger with respect to the merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable, (iii) any approvals and filing of notices required under any applicable gaming industry regulation, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, and (vi) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Buyer or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Buyer Material Adverse Effect.

   Section 4.3. Public Filings; Financial Statements.

   (a) Buyer has filed all forms, reports and documents required to be filed by Buyer with the SEC since January 1, 1996 (the "Buyer SEC Reports"). The Buyer SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements (including, in each case, any related notes) of Buyer contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 1998, were not or are not expected to be material in amount. The audited balance sheet of Buyer as of April 25, 1999 is referred to herein as the "Buyer Balance Sheet."

   Section 4.4. Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports or in Section 4.4 of the Buyer Disclosure Schedule, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been (a) any Buyer Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Buyer's capital stock, (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d)(i) any granting by Buyer or any of its Subsidiaries to any director or officer of Buyer or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (ii) any granting by Buyer or any of its Subsidiaries to any director or officer of any stock options, except as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (iii) any granting by Buyer or any of its Subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements, plans or arrangements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports or (iv) any entry by Buyer or any of its Subsidiaries into any employment, severance or termination agreement with any officer, (e) any change in accounting methods, principles or practices having a material adverse effect on Buyer, except insofar as may have been required by a change in GAAP, (f) any Tax election that individually or in the aggregate would have a Buyer Material Adverse Effect, or (g) any settlement of pending or threatened litigation involving Buyer or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Buyer Material Adverse Effect.

   Section 4.5. Litigation. Except as disclosed in the Buyer SEC Reports or in
Section 4.5 of the Buyer Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against or affecting Buyer or any of its Subsidiaries pending, or as to which Buyer or any of its Subsidiaries has received any written notice of assertion against or affecting, Buyer or any of its Subsidiaries or any property or asset of Buyer or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that individually or in the aggregate could reasonably be expected to (i) have a Buyer Material Adverse Effect or (ii) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   Section 4.6. Voting Requirements. The affirmative vote of the holders of a majority of Buyer Common Stock present at the Buyer Special Meeting of Stockholders (at which a quorum is present) in favor of the issuance of Buyer Common Stock pursuant to this Agreement, consistent with the requirements of the Nasdaq National Market System (the "Buyer Stockholder Approval"), is the only vote of the holders of any class or series of Buyer's capital stock necessary to approve the transactions contemplated by this Agreement.

   Section 4.7. Tax Treatment. Neither Buyer nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

   Section 4.8. Opinion of Financial Advisor. The Board of Directors of Buyer has received the written opinion of CIBC World Markets Corp. ("CIBC") dated the date of this Agreement to the effect that the Exchange Ratio is fair to the Buyer from a financial point of view.

   Section 4.9. Lady Luck Waiver. Buyer has obtained the written waiver by Lady Luck of all rights of Lady Luck arising under Article 8 of the Operating Agreement for LL Bettendorf arising as a result of the Company entering into this Agreement.

                                   ARTICLE V

                                   COVENANTS

   Section 5.1. Conduct of Business.

   (a) By Shareholders and the Company. Except as set forth in Section 5.1(a) of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Shareholders and the Company agree (except to the extent that Buyer shall otherwise consent in writing) that they will use their reasonable best efforts to cause the businesses of the Company and its Subsidiaries to be carried on in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Whenever used in this Article V, the term "cause" means using a party's reasonable best efforts, through the exercise of voting and management power and otherwise, to cause such action to be taken or not taken. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Shareholders and the Company agree (except as otherwise contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) as follows:

     (i) Dividends; Changes in Stock. The Company shall not and shall not cause its Subsidiaries to, except for Permitted Distributions, (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or membership interests, (B) split, combine or reclassify any of its capital stock or membership interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or membership interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or membership interests of any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

     (ii) Issuance of Securities. The Company shall not, and shall cause its Subsidiaries not to, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.

     (iii) Governing Documents. The Company shall not, and shall cause its Subsidiaries not to, amend its Certificate of Incorporation, Bylaws, Articles of Organization, Operating Agreement or other comparable charter or organizational documents.

     (iv) No Acquisitions. The Company shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business or any interest therein, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof.

     (v) No Dispositions. The Company shall not, and shall cause its Subsidiaries not to, sell, lease, license, mortgage or otherwise encumber, or otherwise dispose of, any of its properties or assets other than in the ordinary course of business.

     (vi) Indebtedness. The Company shall not, and shall cause its Subsidiaries not to, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person.

     (vii) Employee Benefits. The Company shall not, and shall cause its Subsidiaries not to, (A) adopt, enter into, terminate or amend any employment, severance, retention or similar agreement or contract; (B) negotiate or enter into any collective bargaining agreement or labor union contract; (C) increase, in any manner, the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business, consistent with past practice); (D) adopt or establish any new benefit plan or amend any existing benefit plan, except as required by law, or pay any benefit not provided for under any existing plan; (E) adopt, establish or amend any severance pay plan, or increase in any manner the severance or termination pay of any officer or employee; (F) modify the provisions of any stock option plan, adjust or modify the terms of any outstanding options, or take any action to accelerate the vesting of, or cash out rights associated with, any option, or remove existing restrictions in any option plan or other plan or arrangement; (G) grant any new awards under any stock option plan or other bonus, incentive, performance or compensation plan or arrangement, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock;
  (H) take any action to fund, or in any other way secure, the payment of compensation or benefits under any employee plan, welfare plan or other employee plan, agreement, contract or arrangement; (I) hire any individual as an employee who will be paid an annual base salary that equals or exceeds $75,000 or who will be other than an "at will" employee; or (J) hire any independent contractor or consultant, in each case without the prior written consent of the Buyer.

     (viii) Leases or Material Contracts. The Company shall not, and shall cause its Subsidiaries not to, (i) enter into any lease or agreement of any nature that would obligate the Company or any of its Subsidiaries to pay $50,000 or more annually, (ii) enter into any lease or agreement of any nature that is not terminable by the Company or one of its Subsidiaries upon 90 days' notice without penalty, or (iii) modify, amend or terminate any existing agreement of such type or waive, release or assign any material rights or claims contained therein, except in the ordinary course of business consistent with past practice.

     (ix) Accounting Matters. The Company shall not, and shall cause its Subsidiaries not to, make any material change in accounting methods, principles or practices, except as required by GAAP or the applicable regulations under the Securities Act and the Exchange Act.

     (x) Tax Matters. The Company shall not, and shall cause its Subsidiaries not to, make any material Tax election, enter into any settlement or compromise with respect to any material income Tax liability, or waive or extend the statute of limitations in respect of any Taxes.

     (xi) Settlement. The Company shall not, and shall cause its Subsidiaries not to, settle any pending or threatened litigation involving the Company or any such Subsidiary (whether brought by or against a private party or a Government Entity), except for settlements that, in the aggregate, involve payments not covered by insurance, by the Company or any such Subsidiary, of less than $50,000 and which settle entire claims or causes of action arising out of the same or similar facts and circumstances or do not impose any restrictions on the business or operations of the Company or any of its Subsidiaries.


     (xii) Capital Expenditures. Except as set forth in Section 5.1(a)(xii) of the Company Disclosure Schedule, the Company and its Subsidiaries, considered as a whole, shall not make capital expenditures in excess of $50,000 individually or $100,000 in the aggregate.

     (xiii) Related Party Transactions. Subject to Section 5.11, the Company shall not, and shall cause its Subsidiaries not to, enter into or amend the terms of any transaction of any nature whatsoever with its or its Subsidiaries' directors, officers, employees, Shareholders, members or their respective affiliates.

     (xiv) Lady Luck Transaction. Neither the Shareholders, the Company nor BRDC, LC shall take any steps to assert rights they may have as a result of Lady Luck entering into the Lady Luck Merger Agreement, to (i) purchase Lady Luck's membership interest in LL Bettendorf or (ii) terminate the management agreement between Lady Luck and LL Bettendorf; provided, however, that the Shareholders, the Company and BRDC, LC may take all steps which they deem necessary to preserve such rights, including, giving any notices they deem necessary or desirable.

     (xv) General. The Company shall not, and shall cause its Subsidiaries not to, authorize any of, or commit or agree to take any of, the foregoing actions.

   (b) By Buyer. Except as disclosed in the Buyer SEC Reports, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, and to pay or perform its other obligations when due.

   Section 5.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer, the Shareholders and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of the Shareholders, the Company and Buyer shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the Shareholders and the Company or Buyer under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of the Shareholders and the Company or Buyer contained in this Agreement.

   Section 5.3. Access to Information. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Buyer, and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records, and during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Buyer (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and (c) all other information concerning its business, properties and personnel as Buyer may reasonably request. Buyer will hold any such information furnished to it by the Shareholders, the Company or any such Subsidiary in confidence. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Transactions.

   Section 5.4. Governmental Approvals.

   (a) The parties hereto shall cooperate with each other and use all commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable without conditions, restrictions or limitations that are more restrictive than those conditions, restrictions and limitations applicable to the Company and its Subsidiaries on the date hereof, all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement ("Governmental Approvals"). Each of the parties hereto and their respective officers, managers, directors and affiliates shall file, as necessary, within 60 days after the date hereof, all required initial applications and documents in connection with obtaining approvals of the Transactions under the Gaming Laws and shall file initial applications and documents related to all other Governmental Approvals within such time as necessary for such Governmental Approvals to be granted on or before the effective date of the respective approvals required under the Gaming Laws and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Each of the Shareholders, the Company and Buyer (the "Notifying Party") will notify, and the Company shall cause LL Bettendorf to notify, the other parties reasonably promptly of the receipt of material comments or requests from Governmental Entities relating to Governmental Approvals, and will supply, and the Company shall cause LL Bettendorf to supply, the other parties with copies of all material correspondence documents or descriptions of communications between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that the Notifying Party shall not be required to supply the other parties with copies of correspondence, documents or descriptions of communications relating to the personal applications of individual applicants, except for evidence of filing.

   (b) The Shareholders, the Company and Buyer shall promptly advise, and the Company shall cause LL Bettendorf to advise, each other, upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. The Shareholders, the Company and Buyer shall take, and the Company shall cause its Subsidiaries to take, any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

   Section 5.5. Publicity. The Shareholders, the Company and Buyer shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and shall use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or in connection with presentations or discussions with or before gaming regulators.

   Section 5.6. Indemnification.

   (a) From and after the Effective Time, Buyer agrees that it will indemnify and hold harmless the Shareholders, each of their respective heirs, successors and permitted assigns, their affiliates, and the respective directors, officers, employees, agents and controlling persons of their affiliates (collectively, the "Shareholder Indemnified Parties"), against any costs, expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Losses") incurred by the Shareholder Indemnified Party as a result of, or arising out of entering into and consummating the transactions contemplated herein other than any Loss (i) resulting from or arising out of a breach or inaccuracy of any representation, warranty or covenant of the Company or the Shareholders contained in this Agreement solely as they relate to the Company or BRDC, LC or (ii) for which the Shareholders have an obligation to provide indemnity under Section 5.6(b).

   (b) From and after the Effective Time, each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless the Buyer, its affiliates, and the respective directors, officers, employees, agents and controlling persons of Buyer and its affiliates (collectively, the "Buyer Indemnified Parties") against any Losses incurred by the Buyer Indemnified Parties as a result of, or arising out of, (i) any breach or inaccuracy in the representations and warranties of the Company and the Shareholders contained in Section 3.8(a), and (ii) notwithstanding the matters disclosed in Section 3.13(a) of the Company Disclosure Schedule and as otherwise known by Buyer, any Hazardous Substances on, in or under the Owned Real Property at the Effective Time (including soils, groundwater, surface water, buildings or other structures) which are required to be removed or remediated by, or which give rise to liability under any Environmental Laws.

   (c) The Buyer Indemnified Parties shall not be entitled to indemnification hereunder except to the extent that they incur indemnifiable Losses in excess of $250,000, and then only to the extent of such excess; the aggregate liability of the Shareholders hereunder shall not exceed $3,000,000; and no claim for indemnification may be made by any party hereto except in writing setting forth with reasonable particularity the bases for such claim which is delivered during the period that the representation, warranty or covenant on which the claim is based continues to survive as provided in Section 8.1, or if the claim is made under Section 5.6(b) clause (ii) within 3 years of the Effective Time. After the Effective Time, the sole and exclusive remedy of the Buyer Indemnified Parties against the Shareholders for all matters coming within the scope of the representations and warranties contained in this Agreement shall be to bring a claim for indemnity under Section 5.6(b), subject to all of the limitations applicable to such claim.

   (d) The Shareholders shall conduct and control the management and implementation of the clean up, defense, response, proceedings or settlement relating to any Losses for which the Shareholders have an indemnity obligation under Section 5.6(b). Buyer and the Shareholders shall cooperate with each other and Buyer may participate therein at its cost. The Shareholders shall conduct any clean-up in a manner which does not unreasonably interfere with the conduct of Buyer's business. Prior to collecting indemnification from the Shareholders for any Loss related to Owned Real Property other than related to a breach of the representations and warranties contained in Section 3.8, Buyer will use all commercially reasonable efforts to have such matter addressed to Buyer's satisfaction by J.I. Case Company and its successors or assigns ("Case") pursuant to the terms of the Purchase/Sale Agreement (the "Purchase Agreement") dated November 4, 1988 between Case and Green Bridge. Buyer will assert its rights under the Agreement as a successor in title to the Owned Property and the Shareholders will cause Green Bridge to cooperate fully with Buyer and take any steps necessary to pursue its rights under the Purchase Agreement.

   Section 5.7. Further Assurances and Actions.

   (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken (including action to be taken by the Company and its Subsidiaries), all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

   (b) In case, at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the transactions contemplated hereby, the proper officers and/or directors of Buyer and the Company shall take or cause LL Bettendorf to take, all such necessary action.

   Section 5.8. Tax-free Reorganization. Each party will use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and will not take any action reasonably likely to cause the Merger not so to qualify.

   Section 5.9. Loan Repayment. Immediately following the Effective Time, Buyer will cause BRDC, LC to repay in full its loan from Valley Corporation in the approximate amount of $3,200.000.

   Section 5.10. Related Party Agreements. At the request of Buyer, the Shareholders shall cause and the Company shall cause its Subsidiaries to terminate all contracts, agreements, other instruments or commitments, written or oral, between the Company and any of its Subsidiaries on the one hand and the Shareholders, any officer or director of the Company or any of their affiliates or family members on the other, that exist but that are not disclosed as related party agreements in Section 3.11 of the Company Disclosure Schedule.

   Section 5.11. LL Bettendorf Distributions. Anything contained herein to the contrary notwithstanding, LL Bettendorf will make distributions to BRDC, LC of the following amounts, which shall be distributed by BRDC, LC to the Company and by the Company to the Shareholders ("Permitted Distributions"): (i) 45% of one-half of LL Bettendorf's net income for the month of September, 1999, (ii) 45% of Allocated Net Income ("Additional Tax Distributions") and (iii) discretionary amounts requested by the Shareholders immediately prior to the Effective Time (the "Discretionary Distributions") provided that, the sum of Additional Tax Distributions and Discretionary Distributions shall not (i) exceed $10,000,000 plus the Allocated Net Income or (ii) result in LL Bettendorf having less than $2,500,000 in cash or marketable securities at the Effective Time and provided further, subject to the foregoing limitations, that the Discretionary Distributions shall not be less than the amount necessary such that the Aggregate Merger Consideration shall not exceed 6,300,000 Buyer Shares. If not previously made, the Buyer will cause LL Bettendorf to make the Discretionary Distributions immediately prior to Closing and shall obtain any required consents of LL Bettendorf's, BRDC LC's and the Company's lenders as listed in Section 3.3 of the Company Disclosure Schedule.

   Section 5.12. Other Distributions. Nothing contained in this Agreement shall restrict in any way the ability of BRDC, LC to make distributions to the Company and the Company to make distributions to the Shareholders, it being understood that BRDC, LC and the Company will distribute all available cash to the Shareholders prior to Closing. During the period prior to the Closing BRDC, LC shall continue to receive rent payments and management fees from LL Bettendorf and its affiliates consistent with prior practices, and shall receive such payments prorated to the Effective Time even if not yet due and payable. The Buyer will cause LL Bettendorf to make any such payments not previously made, immediately prior to Closing.

   Section 5.13. Shareholder Guarantees. Buyer shall use commercially reasonable efforts (including, but not limited to, the provision of Buyer's guarantee but not contingent upon the payment of significant fees or relinquishing significant rights) prior to the Effective Time to obtain the release of the Shareholders and all of their affiliates from all guarantees of indebtedness of the Company or any of its Subsidiaries or of LL Bettendorf and to obtain the release of all collateral pledged by Shareholders or their affiliates in connection with such guarantees.


   Section 5.14. Resale Restrictions. Each Shareholder agrees that he or she will not transfer any shares of Buyer Common Stock received pursuant to this Agreement except (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 144 promulgated under the Securities Act, (iii) upon receipt by Buyer of an opinion of counsel to such Shareholder (which counsel shall be reasonably satisfactory to Buyer) in form and substance customary in similar situations, or of a no-action letter from the SEC addressed to Buyer or such Shareholders to the effect that no registration statement is required under the 1933 Act, (iv) for estate planning purposes to members of his or her immediate family or to a trust, family limited partnership, family limited liability company, corporation or other entity which is owned and controlled by the Shareholder or members of his or her immediate family, or (v) upon a Shareholder's death to his or her heirs, provided that the transferee in the case of clauses (iv) and (v) agrees to be subject to the resale limitations set forth in this Section 5.14.

   Section 5.15. Legend. (a) Each Certificate representing shares of Buyer Common Stock to be received by each Shareholder pursuant to this Agreement shall be endorsed with legends as may be required by the Securities Act and applicable state securities laws.

   (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless shares of Buyer Common Stock represented thereby are in the reasonable good faith judgment of Buyer (with advice from counsel to Buyer, as Buyer may deem appropriate), no longer subject to the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

   Section 5.16. Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, Buyer shall prepare and file with the SEC, in preliminary form, a proxy statement to be sent to Buyer's stockholders in connection with, and for their consideration of, this Agreement and the Merger (the "Proxy Statement").

   (b) Buyer shall make all other necessary filings with respect to the Merger under the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

   Section 5.17. Special Meeting. Buyer shall duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon this Agreement and the Merger (the "Buyer Special Meeting") as promptly as reasonably practicable after the date hereof. Except as otherwise required to comply with the fiduciary duties of the Board of Directors of Buyer, Buyer shall, through its Board of Directors, recommend to its stockholders adoption and approval of this Agreement and the Merger and shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters.

   Section 5.18. Registration Rights. If Buyer proposes to file a registration statement under the Securities Act with respect to an offering by Buyer for its own account of Buyer Common Stock (other than a registration statement on Form S-4 or S-8 or any successor or similar form thereto), then Buyer shall give written notice of such proposed registration and distribution at least 30 days prior to the proposed filing date and offer the opportunity to register such amount of Buyer Shares as each Shareholder may request in writing. Subject to the obligations of the Shareholders set forth below, the Buyer shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Shareholders to participate in the registration for such offering and to include such Buyer Shares in such offering. Any Buyer Shares of the Shareholders which have been requested to be registered shall be included in the offering on the same terms and conditions as the Buyer Common Stock being offered by Buyer. Notwithstanding the foregoing, if the Company Underwriter advises Buyer that in its opinion the total amount of Buyer Common Stock which the Shareholders, Buyer and any other persons or entities who have a right to participate in the registration intend to include in such offering (the "Total Securities") is sufficiently large as to have a materially adverse effect on the distribution of the Total Securities, then the amount of securities to be offered for the account of the Shareholders and such other persons or entities shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter. Buyer shall bear all registration expenses in connection with any registration except for the discounts or commissions of the Company Underwriter applicable to the Buyer Shares of the Shareholders, which shall be paid as set forth below. A Shareholder may not participate in any underwritten registration unless such Shareholder (a) agrees to sell such Shareholder's Buyer Shares on the basis provided in any underwriting arrangements entered into by Buyer, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay his or her pro rata portion of all underwriting discounts and commissions of the Company Underwriter and agrees to cooperate with the Buyer in connection with the preparation and filing of the registration statement.

                                  ARTICLE VI

                           Conditions to The Merger

   Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of Buyer in the manner required under the Rules of the Nasdaq National Market.

     (b) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction, statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained, all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired, and no such approval shall contain any conditions, limitations or restrictions which Buyer reasonably determines in good faith will have or would reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect.

     (d) Lady Luck Transaction. The Closing of the Lady Luck Transaction shall have occurred including Buyer's acquisition of Lady Luck's interest in LL Bettendorf.

   Section 6.2. Additional Conditions to Obligations of the Shareholders and the Company. The obligations of the Shareholders and the Company to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by the Shareholders and the Company:

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Buyer Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations explicitly speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date. The Shareholders and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Shareholders and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

     (c) Release of Guarantees. Buyer shall have obtained the release of, or agreed to indemnify, the Shareholders and all of their affiliates from the guarantees of indebtedness of the Company or any of its Subsidiaries and obtained the release of all collateral pledged by Shareholders or their affiliates in connection with each of the guarantees listed in Section 6.2(c) of the Company Disclosure Schedule.

   Section 6.3. Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Buyer:

     (a) Representations and Warranties. The representations and warranties of the Shareholders and the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Company Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations and warranties explicitly speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed by each Shareholder and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b) Performance of Obligations of the Shareholders and the Company. The Shareholders and the Company shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, including, without limitation, that pursuant to the agreements listed in Section 3.11 of the Company Disclosure Schedule, that all consents required under such agreements as a result of the consummation of the Merger shall have been obtained by the Company and are in full force and effect except (i) the consents required by Section 5.11 and (ii) for those agreements as to which the consequences of the failure to obtain a consent, individually or in the aggregate, would not constitute a Company Material Adverse Effect. Buyer shall have received a certificate signed by the Shareholders and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) No Material Adverse Change. No material adverse change shall have occurred in the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, since September 30, 1999; however, for purposes of the foregoing, a change as to the financial performance or prospects of LL Bettendorf shall be disregarded for this condition.

                                   ARTICLE 7

                           TERMINATION AND AMENDMENT

   Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer:

     (a) by mutual written consent of the Shareholders and the Company and Buyer; or

     (b) by any of the Buyer, the Shareholders or the Company if the Merger shall not have been consummated by December 31, 2000 (the "Outside Date"); provided that either Buyer or the Shareholders

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

  or the Company may extend the Outside Date to June 30, 2001 by providing written notice thereof to the other party between three (3) and five (5) business days prior to and including December 31, 2000 if (i) the Merger shall not have been consummated by such date but the Merger Agreement (as it may have been amended or supplemented to such date) remains in effect; or

     (c) by any of the Buyer, the Shareholders or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other final action not subject to appeal, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by Buyer, (i) upon a material breach of any representation, warranty, covenant or agreement on the part of the Shareholders, or the Company set forth in this Agreement, or if any representation or warranty of the Shareholders or the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3 would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Shareholders or the Company through best efforts within 30 days and for so long as the Shareholders and the Company continue to exercise such best efforts during such 30-day period, Buyer may not terminate this Agreement under this
  Section 7.1(d); or (ii) if at the Buyer Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

     (e) by the Shareholders or the Company, (i) upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2 would not be satisfied (a "Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is curable by Buyer through best efforts within 30 days and for so long as Buyer continues to exercise such best efforts during such 30-day period, the Shareholders or the Company may not terminate this Agreement under this Section 7.1(e); or (ii) if at the Buyer Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained;

     (f) by Buyer, if (A) any state gaming authority revokes any of LL Bettendorf's licenses or permits to operate the casino riverboat, or (B) a gaming regulatory authority imposes fines or penalties against, or requires other payments by, LL Bettendorf and/or any of its current or former directors, officers, employees, agents or representatives (to the extent that LL Bettendorf is responsible for any such fines, penalties or other payments and such fines, penalties or other payments are not covered by insurance policies of LL Bettendorf) relating to the actions of LL Bettendorf and/or its current or former directors, officers, agents or representatives in an aggregate amount or which impose restrictions upon operations that would reasonably be expected to have a material adverse effect on the business of the LL Bettendorf casino (with materiality determined with respect to the enterprise value of such business); or

     (g) by Buyer, if a material adverse change as described in Section 6.3(c) has occurred.

   Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, the Shareholders or the Company, or their respective officers, directors, managers, members, Shareholders or affiliates, except as set forth in Sections
5.3 and 7.3, and except that such termination shall not limit liability for a willful breach of this Agreement; provided that the provisions of this Section
7.2 and Section 7.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   Section 7.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated except that Buyer shall reimburse the Shareholders for (i) accounting fees incurred by the Company related to the Proxy Statement or Buyer SEC Reports, including the cost of preparing the Company Audited Financial Statements and (ii) any governmental filing fees incurred by the Shareholders in connection with the consummation of this transaction.

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

   Section 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer; but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 8

                                 Miscellaneous

   Section 8.1. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time, except for (i) the representations and warranties contained in Sections 3.8(a) which shall survive for 3 years after the Effective Time; and (ii) the indemnification provided in Section 5.6, which shall survive until the expiration of the applicable statute of limitations related to the claims which are the subject of the loss; and (iii) the agreements contained in Sections 2.2, 5.7, 5.8, 5.9, 5.13 and 5.18 and Article VIII, which shall survive the Effective Time indefinitely.

   Section 8.2. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, or by facsimile or air courier, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communications be served personally, or by facsimile or air courier, service shall be conclusively deemed made at the time of such service. If such notice, demand or other communications be given by mail, it shall be conclusively deemed given three (3) days after the deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

     (a) if to the Shareholders or the Company, to:

       BRDC, Inc.
       2117 State Street, Suite 300
       Bettendorf, Iowa 52722
       Attention: Michael L. Sampson

       with copies to:

       BRDC, Inc.
       2117 State Street, Suite 300
       Bettendorf, Iowa 52722
       Attention: Robert G. Ellis

       and

       Lord Bissell & Brook
       115 South LaSalle Street, 35th Floor
       Chicago, Illinois 60603
       Attention: David L. Kendall

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

     (b) if to Buyer, to:

       Isle of Capri Casinos, Inc.
       1641 Popps Ferry Road
       Biloxi, Mississippi 39532
       Attention: President

       with copies to:

       Isle of Capri Casinos, Inc.
       2200 Corporate Boulevard, N.W.
       Suite 310
       Boca Raton, Florida 33431
       Attention: Allan B. Solomon

       and

       Mayer, Brown & Platt
       190 South LaSalle Street, Suite 3100
       Chicago, Illinois 60603
       Attention: Paul W. Theiss

   Section 8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement,""the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 19, 1999.

   Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 8.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Buyer, the Shareholders or the Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

   Section 8.6. Governing Law. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of Iowa without reference to the conflicts of law or choice of law doctrine of such state.

   Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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

   Section 8.8. Severability; Enforcement. Except to the extent that the application of this Section 8.8 would have a Buyer Material Adverse Effect with respect to Buyer or a Company Material Adverse Effect with respect to the Shareholders and the Company, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.

   If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

   Section 8.9. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof, and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

   In Witness Whereof, Isle of Capri Casinos, Inc., BRDC, Inc. and the Shareholders have caused this Agreement to be signed by their respective duly authorized officers or have signed personally as of the date first written above.

                                          Isle of Capri Casinos, Inc.

                                             /s/ Allan B. Solomon
                                          By: _________________________________
                                          Its: Executive Vice President
                                            ___________________________________

                                          BRDC, Inc.

                                             /s/ Jeffrey D. Goldstein
                                          By: _________________________________
                                          Its: President
                                            ___________________________________

                                          Shareholders of BRDC, Inc.

                                            /s/ Jeffrey D. Goldstein
                                          _____________________________________
                                            Jeffrey D. Goldstein

                                            /s/ Richard A. Goldstein
                                          _____________________________________
                                            Richard A. Goldstein

                                            /s/ Robert S. Goldstein
                                          _____________________________________
                                            Robert S. Goldstein

                                            /s/ Irene S. Goldstein
                                          _____________________________________
                                            Irene S. Goldstein

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